Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of October 25, 2006, is made by and among PHARMOS CORPORATION, a Nevada corporation (the “Company”), and Srinivas Akkaraju, Jeff Calcagno, Anthony B. Evnin, Robert F. Johnston and Charles W. Newhall III (the “Representatives”), as representatives of (i) the stockholders (“Former Stockholders”) of Vela Pharmaceuticals Inc., a Delaware corporation (“Vela”), that become stockholders of the Company in accordance with the Merger Agreement (as hereinafter defined) and (ii) the participants (“Participants”) in Vela’s 2005 Acquisition Bonus Plan that become stockholders of the Company in connection with the Merger; such Former Stockholders and Participants are hereinafter collectively referred to as the “Stockholders”.

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.          Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement and Plan of Merger, dated March 14, 2006, as amended (as amended, the “Merger Agreement”), by and among the Company, Vela Acquisition Corporation., a Delaware corporation, Vela Acquisition No. 2 Corporation, a Delaware corporation, and Vela. For the purposes of this Agreement, the following terms shall have the respective meanings set forth below or elsewhere in this Agreement as referred to below:

“Business Day” shall mean any day that is not a Saturday, a Sunday or a legal holiday in the State of New York.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Registrable Securities” shall mean, collectively, the Closing Shares issued to the Stockholders pursuant to the Merger Agreement and, if hereafter issued under the Merger Agreement, the Milestone Shares; provided, however, that with respect to any such shares of Parent Stock, such shares of Parent Stock shall cease to be Registrable Securities when (a) such shares of Parent Stock have been disposed of by the Stockholders thereof in a public distribution of securities effected pursuant to this Agreement, (b) such shares of Parent Stock become eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act (as hereinafter defined) or other provision of substantially similar effect, or (c) such shares of Parent Stock have ceased to be outstanding.

“Required Stockholders” shall mean, at the relevant time of reference thereto, those Stockholders holding, in the aggregate, fifty percent (50%) of the Registrable Securities then outstanding and then held by all Stockholders.

“Securities Act” shall mean the Securities Act of 1933, as amended and in effect from time to time.

                2.          Registration and Sale.

(a)	Mandatory Registration.

(i)          Subject to the limitations set forth in this Section 2(a)(i) and in Sections 2(a)(ii) and (iii) and Section 7 below, the Company shall file, within twenty days (the “Filing Date”) of the Effective Date, a registration statement on Form S-3 (or comparable or successor form) under the Securities Act, which shall be a “shelf registration” made pursuant to Rule 415 adopted pursuant to the Securities Act, and shall use its best efforts to cause all of the Registrable Securities to be registered for resale to the public thereunder. The foregoing notwithstanding, in the event the Commission notifies the Company that under the Securities Act it may only include the Closing Shares in the initial registration statement to be filed on the Filing Date, and not the Milestone Shares, the Company shall file, within seven days of the respective issuance dates of the Milestone Shares, a registration statement on Form S-3 (or comparable or successor form) and shall use its best efforts to cause all such Milestone Shares to be registered for resale to the public thereunder. If a separate registration statement for the Milestone Shares is required and the Company is not then eligible to use Form S-3, it will file the registration statement on Form S-1 or other available form and shall be required to make such filing no later than thirty (30) days after the issuance thereof.

(ii)         Notwithstanding anything to the contrary set forth in Section 2(a)(i) above, the Company shall not be obligated to prepare or file any registration statement pursuant to Section 2(a)(i) hereof, or to prepare or file any amendment or supplement thereto, and the Stockholders agree that they shall not sell any Registrable Securities, at any time when the Company, in the good faith and reasonable judgment of its Board of Directors, and upon the advice of counsel, reasonably believes that the filing thereof at that time, or the offering or sale of Registrable Securities pursuant thereto, (a) would materially adversely affect a pending or proposed public offering of capital stock of the Company, or an acquisition, merger, recapitalization, consolidation, reorganization or other transaction, or any negotiations, discussions or pending proposals with respect thereto, or (b) would require the disclosure of information that would have a material adverse effect on the Company, is likely to materially adversely affect the Company or any pending transaction or negotiations of the Company, or would constitute a violation of the Securities Act or any state or other applicable securities laws; provided, however, that the filing of a registration statement, or any supplement or amendment thereto, by the Company may be deferred pursuant to this Section 2(a)(ii), and the restrictions on the sale of Registrable Securities by the Stockholders shall be effective, only for the minimum period of time necessary under the circumstances, but not to exceed sixty (60) days and in any event no more than two deferrals shall be allowed in any twelve (12) month period. In the case of any such delay, the Company shall deliver to the Stockholders or the Representatives a written certificate of the Company’s Chief Executive Officer certifying that such delay is necessary in the good faith and reasonable judgment of the Company's Board of Directors.

(iii)        The Company shall be entitled to include in any registration statement filed or to be filed by the Company pursuant to Section 2(a)(i) above shares of the capital stock of the Company to be sold by the Company for its own account or for the account of any other stockholders of the Company except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registrable Securities to be sold.

                                 (b)          Piggyback Registration.

(i)          If at any time or from time to time when any registration statement referred to in Section 2(a) is not effective, the Company shall determine to register any of its securities, for its own account or the account of any of its stockholders, other than a registration relating solely to employee share option plans or pursuant to an acquisition transaction on Form S-4, the Company will:

(A)          provide to the Stockholders written notice thereof as soon as practicable prior to filing the registration statement; and

(B)         include in such registration and in any underwriting involved therein, all of the Registrable Securities specified in a written request by the Stockholders made within fifteen (15) days after receipt of such written notice from the Company.

(ii)         If the Registration is for a registered public offering involving an underwriting, the Company shall so advise the Stockholders as a part of the written notice given pursuant to this Section. In such event, the rights of the Stockholders hereunder shall include participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. To the extent that a Stockholder proposes to distribute its securities through such underwriting, such Stockholder shall (together with the Company and any other securityholders of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section, if the managing underwriter of such underwriting determines that marketing factors require a limitation of the number of shares to be offered in connection with such underwriting, the managing underwriter may limit the number of Registrable Securities to be included in the registration statement and underwriting (provided, however, that (a) the Registrable Securities shall not be excluded from such underwritten offering prior to any securities held by officers and directors of the Company or their affiliates, (b) the Registrable Securities shall be entitled to at least the same priority in an underwritten offering as any of the Company’s existing securityholders, and (c) the Company shall not enter into any agreement that would provide any securityholder with priority in connection with an underwritten offering greater than the priority granted to the Stockholders hereunder). The Company shall so advise any of its other securityholders who are distributing their securities through such underwriting pursuant to their respective piggyback registration rights, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the Stockholders and all other securityholders of the Company in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Stockholders and such other securityholders at the time of the filing of the registration statement. If any Stockholder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company. Any Registrable Securities so excluded or withdrawn from such underwriting shall be withdrawn from such registration statement.

(i)          The Company shall not be required to give notice to the Stockholders in accordance with this Section 2(b) or include the Registrable Securities in any registration referred to in this Section 2(b) if the registration referred to in Section 2(a) hereof is effective.

(c)          Eligibility for Form S-3. The Company represents and warrants that it currently meets all of the requirements for the use of Form S-3 for the registration of the sale by the Stockholders and any transferee who purchases the Registrable Securities, and the Company shall file all reports required to be filed by the Company with the Commission in a timely manner, and shall take such other actions as may be necessary to maintain such eligibility for the use of Form S-3.

3.          Further Obligations of the Company. Whenever the Company is required to register Registrable Securities under this Agreement, it agrees that it shall also use its best efforts to do the following as expeditiously as commercially reasonable:

(a)         prepare and file with the Commission a registration statement on Form S-3 (or other applicable form, as determined by the Company) with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for a period of time required for the disposition of such Registrable Securities by the Stockholders thereof; provided, however, that such period shall not be longer than (i) the third anniversary of the Closing Date of the Merger in the case of the Closing Shares or (ii) the third anniversary of the respective issuance dates of the Milestone Shares, or, if less, the date on which the Registrable Securities may be sold under Rule 144(k) or any successor provision promulgated under the Securities Act having substantially similar effect, unless the Company otherwise agrees in its sole discretion;

(b)        prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the applicable time period set forth in Section 3(a) and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement;

(c)         furnish to each Stockholder offering Registrable Securities under such registration statement such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such Stockholder may reasonably request;

(d)         register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions within the United States as each Stockholder shall reasonably request unless an available exemption to such registration or qualification requirements is then available; provided that the Company shall not be obligated to register or qualify such Registrable Securities in any jurisdiction in which such registration or qualification would require the Company to qualify as a foreign corporation or file any general consent to service of process where it is not then so qualified or otherwise required to be qualified or has not theretofore so consented;

(e)         timely file with the Commission such information as the Commission may prescribe under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and otherwise use commercially reasonable efforts to ensure that the public information requirements of Rule 144 under the Securities Act are satisfied with respect to the Company; and

(f)         notify the Representatives promptly in writing (A) of any comments by the Commission with respect to such registration statement or prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement registering the Registrable Securities or their resale which is known to the Company or the initiation of any proceedings for that purpose which are known to the Company and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(g)          As promptly as practicable after becoming aware of such event, notify each Stockholder of the occurrence of any event of which the Company has knowledge, as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and to use its best efforts to promptly prepare a supplement or amendment to the registration statement or other appropriate filing with the Commission to correct such untrue statement of omission, and to deliver a number of copies of such supplement or amendment to each Stockholder as such Stockholder may reasonably request; and

(h)         If the offering is underwritten, at the request of a Stockholder, to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to any Stockholder selling Registrable Securities in connection with such underwriting, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act and (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial data contained therein) and (ii) a letter dated such date from the Company’s independent public accountants addressed to the underwriters and to such Stockholders, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) Business Days prior to the date of such letter) with respect to such registration as such underwriters may reasonably request.

4.           Obligations of the Stockholders.   In connection with the registration of the Registrable Securities, the Stockholders shall have the following obligations:

(a)          It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement of the Registrable Securities of each Stockholder that such Stockholder shall furnish to the Company in writing such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities, and such Stockholder shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) days prior to the first anticipated filing date of the registration statement, the Company shall notify such Stockholder of the information the Company requires from such Stockholder (the “Requested Information”) if such Stockholder elects to have any of its Registrable Securities included in the registration statement.

If, at least two (2) business days prior to the filing date, the Company has not received the Requested Information from a Stockholder, then the Company may file the registration statement without including the Registrable Securities of such Stockholder.

(b)         The Stockholder, by such Stockholder’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any registration statement hereunder, unless such Stockholder has notified the Company in writing of such Stockholder’s election to exclude all of such Stockholder’s Registrable Securities from such registration statement.

(c)          Each Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 2(a)(ii),  3(f) or 3(g) above, such Stockholder will immediately discontinue disposition of its Registrable Securities pursuant to the registration statement covering such Registrable Securities until such copies of the supplemented or amended prospectus contemplated by Sections 2(a)(ii),  3(f) or 3(g) shall be furnished to such Stockholder.

(d)         If the offering is underwritten, at the request of the managing underwriters, each Stockholder or his permitted assignee holding more than one percent (1%) of the Company’s voting securities shall agree not to sell or otherwise transfer or dispose of any Registrable Securities of the Company held by such Stockholder (other than those included in the registration) for a period specified by the underwriters not to exceed ninety (90) days following the effective date of the registration statement, provided that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities enter into similar agreements. The obligations described in this Section 4(d) shall not apply to a registration relating solely to employee share option plans or an acquisition transaction registered on Form S-4.

(e)          Each Stockholder shall take all other reasonable actions necessary to expedite and facilitate the disposition by the Stockholder of the Registrable Securities pursuant to the registration statement.

  5.            Expenses.         All expenses incurred by the Company in complying with its obligations under this Agreement shall be paid by the Company, except that the Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any Stockholder, in either case in respect of the Registrable Securities sold by any Stockholders.

6.	Indemnification and Contribution.

(a)         Indemnification by the Company. If any Registrable Securities are registered for resale under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each Stockholder of such Registrable Securities and such Stockholder's directors, officers, employees and agents, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Stockholder or any such director, officer, employee or agent may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act or any final prospectus contained therein (in each case as amended or supplemented, including without limitation, any update pursuant to Rule 424(b) under the Securities Act), provided that such final prospectus was used to effect a sale by such

Stockholder. (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or (iii) any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to any action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or any omission or alleged omission made in such registration statement, final prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Stockholder specifically for use in such registration statement, prospectus, or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Stockholder or such director, officer, employee or agent.

(b)         Stockholders’ Indemnification. In connection with any registration statement in which a Stockholder is participating, each such Stockholder will furnish to the Company such information as shall reasonably be requested by the Company for use in any such registration statement or prospectus and shall severally, and not jointly, indemnify, to the extent permitted by law, the Company, its directors, officers, employees and agents against any losses, claims, damages, liabilities and expenses (under the Securities Act, at common law or otherwise), insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained on the effective date thereof in any registration statement filed by the Company under the Securities Act, or any final prospectus included therein (in each case as amended or supplemented, including without limitation, any update pursuant to Rule 424(b) under the Securities Act), but only to the extent that such untrue statement of a material fact is contained in, or such material fact is omitted from, written information furnished by such Stockholder, specifically for use in such registration statement or prospectus; provided, however, that the obligations of such Stockholders hereunder shall be limited to an amount equal to the proceeds to each Stockholder of Registrable Securities sold in connection with such registration.

(c)         Indemnification Procedures. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof (an “Indemnification Notice”), but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party unless the indemnifying party is materially and adversely affected thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel at its expense unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party or (ii) the attorneys for the indemnifying party shall have concluded that there are defenses available to the indemnified party that are different from or additional to those available to the indemnifying party and such counsel reasonably concludes that it is therefore unable to represent the interests of both the indemnified and indemnifying party (in which case the indemnifying party may employ separate counsel). In no event shall the indemnifying party be liable for fees and expenses of more than one counsel separate from its own counsel.

(d)         In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 6; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the net proceeds received by such holder from the sale of such Registrable Securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

7.	Restrictions on Dispositions of Parent Stock.

(a)             For a period of six months commencing on the Effective Date (the “Initial Lock-up”) no Stockholder may (i) offer, issue, sell, contract to sell, transfer, pledge, assign, hypothecate or otherwise encumber or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition as effective economic disposition due to cash settlement or otherwise) by any Stockholder or any affiliate of any Stockholder or any person in privity with any Stockholder or any affiliate of any Stockholder), directly or indirectly, any shares of Parent Stock issued pursuant to the Merger Agreement or any options, warrants or other securities convertible into or exercisable or exchangeable for such Parent Stock issued pursuant to the Merger Agreement or (ii) engage in any transaction, whether or not with respect to any shares of Parent Stock issued pursuant to the Merger Agreement or any interest therein, the intent or effect of which is to reduce the risk of owning such shares (including, by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions).

(b)             Subject to applicable securities laws, commencing at the expiration of the Initial Lock-up, each Stockholder may sell, transfer or otherwise dispose of up to one-half of such Stockholder’s Parent Stock issued pursuant to the Merger Agreement without violating the provisions of Section 7(a) hereof.

(c)             Subject to applicable securities laws, commencing six months after the expiration of the Initial Lock-up, each Stockholder may sell, transfer or otherwise dispose of all or any of such Stockholder’s Parent Stock issued pursuant to the Merger Agreement without violating the provisions of Section 7(a) hereof.

(d)              In addition to applicable securities law requirements, all shares of Parent Stock issued pursuant to the Merger Agreement subject to the provisions of this Section shall, until the expiration of the stated time periods, bear a legend substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED OCTOBER 25, 2006, BY AND AMONG THE HOLDER OF THIS CERTIFICATE, PHARMOS CORPORATION AND CERTAIN OTHER STOCKHOLDERS OF PHARMOS CORPORATION, A COPY OF WHICH MAY BE INSPECTED BY THE HOLDER OF THE CERTIFICATE AT THE PRINCIPAL OFFICES OF PHARMOS CORPORATION OR FURNISHED BY PHARMOS CORPORATION TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

8.	Miscellaneous.

(a)         Notices.            All notices and other communications pursuant to this Agreement shall be in writing, either hand delivered or sent by certified or registered mail with charges prepaid or by commercial courier guaranteeing next business day delivery, or sent by telecopier, and shall be addressed:

(i)        in the case of the Company, to the Company at its principal office set forth in the Merger Agreement; and

(ii)       in the case of a Representative or Stockholder, to the Representatives at the addresses provided below:

Srinivas Akkaraju

c/o Panorama Capital

2440 Sand Hill Road, Suite 302

Menlo Park, CA 94025

Fax:	(415) 591-1205
Phone:	(650) 234-1420

Anthony B. Evnin

c/o Venrock Associates

30 Rockefeller Plaza, Room 5508

New York, NY 10112

Fax:	(212) 649-5788
Phone:	(212) 649-5791

Charles W. Newhall III

c/o New Enterprise Associates

1119 St. Paul Street

Baltimore, MD 21202

Fax:	(410) 752-7721
Phone:	(410) 244-0115

Robert F. Johnston

48 Elm Ridge Road

Pennington, NJ 08534

Fax:	(609) 737-0314
Phone:	(609) 737-2935

Jeff Calcagno

c/o BA Venture Partners

950 Tower Lane, Suite 700

Foster City, CA 94404

Fax:	(650) 378-6040
Phone:	(650) 378-6064

with a copy (which shall not constitute notice) to:

John E. Stoddard III

Drinker Biddle & Reath LLP

105 College Road East, Suite 300

Princeton, New Jersey 08542

Fax:	(609) 799-7000

Phone: (609) 716-6504

Any notice or other communication pursuant to this Agreement shall be deemed to have been duly given or made and to have become effective (i) when delivered in hand to the party to which it was directed, (ii) if sent by telecopier and properly addressed in accordance with the foregoing provisions of this Section 8(a), when received by the addressee, (iii) if sent by commercial courier guaranteeing next business day delivery, on the business day following the date of delivery to such courier, or (iv) if sent by first-class mail, postage prepaid, and properly addressed in accordance with the foregoing provisions of this Section 8(a), (A) when received by the addressee, or (B) on the third business day following the day of dispatch thereof, whichever of (A) or (B) shall be the earlier.

(b)         Assignment. This Agreement shall inure to the benefit of and be binding upon each Stockholder and its, his or her heirs and successors. The Stockholders’ rights and obligations and each Stockholder's rights and obligations under this Agreement may only be assigned or delegated if each Stockholder’s Registrable Securities are assigned to the same party to which the rights hereunder are assigned or delegated, and such assignment of Registrable Securities is not in violation of the Securities Act or any state securities laws as set forth in the written opinion of counsel to such Stockholder, reasonably satisfactory to the Company. The Company’s rights and obligations under this Agreement shall not be assigned or delegated.

(c)         Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed by the Company and by the Required Stockholders. Any Stockholder may waive any of its, his or her rights under this Agreement (including, without limitation, such Stockholder's right to cause any other Person to comply with such other Person's obligations under this Agreement) only by an instrument in writing signed by such Stockholder; provided, however, that any rights under this Agreement which inure to the benefit of any and all Stockholders (including, without limitation, the right of any and all Stockholders to cause any other Person to comply with such other Person’s obligations under this Agreement) may be waived on behalf of any and all Stockholders by an instrument in writing signed by the Required Stockholders. Any waiver, pursuant to this Subsection 9(c), of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

(d)        Governing Law; Headings. This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law provisions of such state. The headings in this Agreement are for convenience only and shall not affect the construction hereof.

(e)         Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(f)         Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter contained herein and therein.

(g)        Gender and Number. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the plural form of names, defined terms, nouns and pronouns shall include the singular and vice-versa.

(h)         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

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REGISTRATION RIGHTS AGREEMENT

SIGNATURE PAGE – PHARMOS

IN WITNESS WHEREOF, the Company and the Representatives have executed this Agreement as of the date first above written.

PHARMOS CORPORATION

By:_______________________________

Name:
Title:

REGISTRATION RIGHTS AGREEMENT

SIGNATURE PAGE – REPRESENTATIVES

IN WITNESS WHEREOF, the Company and the Representatives have executed this Agreement as of the date first above written.

_______________________________

Srinivas Akkaraju

_______________________________

Jeff Calcagno

_______________________________

Anthony B. Evnin

_______________________________

Robert F. Johnston

_______________________________

Charles W. Newhall III